UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2006

ACTEL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-21970	77-0097724
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2061 Stierlin Court, Mountain View, California		94043-4655
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-318-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2006, Actel Corporation (Actel) received notice from The Nasdaq Stock Market (Nasdaq) of a Staff determination that Actel is not in compliance with the requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14). Under that Rule, listed companies must file with the Securities and Exchange Commission (SEC) all required reports. Actel’s noncompliance is a result of its failure to file with the SEC a Quarterly Report on Form 10-Q for the quarter ended October 1, 2006. Actel intends to request a hearing to appeal the Nasdaq Staff’s determination. A hearing request will permit Actel’s Common Stock to continue trading on the Nasdaq Global Market while the appeal is pending.

Nasdaq Marketplace Rule 4310 requires Actel to make a public announcement that discloses its receipt of the notice and the Nasdaq rules upon which it is based. The full text of the press release intended to satisfy the public announcement requirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

As previously announced, a Special Committee of Actel’s Board of Directors, composed of independent directors and assisted by independent counsel, was formed to review Actel’s historical stock option grant practices and related accounting, and Actel voluntarily informed the staff of the SEC about the internal review. Actel is cooperating with the SEC in its informal inquiry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number Description

99.1 Press release dated November 17, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION

November 17, 2006	By:	/s/ Jon A. Anderson

Name: Jon A. Anderson
Title: Vice President of Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 17, 2006